Exhibit 10.20

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

ROVI CORPORATION

AUDIT COMMITTEE CHARTER

This charter of the Audit Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of Rovi Corporation (“Rovi” or the “Company”) on February 10, 2010.

I. AUDIT COMMITTEE PURPOSE

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, and the performance of the Company’s internal audit function and external auditors. The Committee’s function is one of oversight and review, and it is not expected to audit the Company’s financial statements, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparation of the Company’s financial statements.

The Board has appointed the Committee to provide independent and objective oversight of the accounting and financial reporting processes and the system of internal controls of Rovi, its subsidiaries and affiliates.

The Committee and the Board recognize that management (including the Company’s internal audit staff) and the external auditors have more resources and time and more detailed knowledge and information regarding the Company’s accounting, financial and auditing processes and practices than do Committee members. Accordingly the Committee, in its oversight role, does not provide any special assurance as to the Company’s financial statements or any certification as to the work of the external auditors.

II. AUTHORITY

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities including the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. In doing so, the Committee may seek any information it requires from employees – all of whom are directed to cooperate with the Committee’s requests – or external parties. The Committee may meet with the Company’s officers, accounting staff, internal and external auditors, and outside counsel whenever necessary. The Company’s external audit firm will report directly to the Committee.

The Committee may delegate authority to subcommittees, including the authority to pre-approve all audit and permitted non-audit services if so specified in pre-approval policies and procedures adopted by the Committee, provided that such decisions are presented to the full Committee at its next scheduled meeting.

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

III. MEMBERSHIP

The Committee will consist of at least three members of the Board, with the exact number to be determined by the Board. All members of the Committee must qualify as independent directors (“Independent Directors”) as defined under the rules of the NASDAQ Stock Market (or its successor) (“NASDAQ”). Members of the Committee must also meet the independence standards for Audit Committee members under applicable rules of the Securities and Exchange Commission (“SEC”). No member of the Committee shall be employed by or otherwise affiliated with the Company’s external auditors. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

All members of the Committee will be appointed by, and will serve at the discretion of, the Board. Each member shall be elected annually to a one-year term by majority vote of the Board at the first meeting of the Board held following the annual meeting of the Company’s stockholders. Vacancies on the Committee will be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy, and additional members may be appointed by the Board from time to time. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee members.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall meet the “audit committee financial expert” requirements as defined by the SEC and at least one member of the Committee shall have accounting related financial management expertise or other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, sufficient to provide the individual with “financial sophistication” as defined by NASDAQ.

IV.	MEETINGS AND MINUTES

The Committee members will meet at least four times annually (at least once per quarter), or more frequently as circumstances dictate. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), actions without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee will maintain written minutes of its meetings and written actions without meetings, which minutes and actions will be filed with the minutes of the meetings of the Board. The Committee will meet privately in executive session at least annually with management, the external auditors, and as a Committee to discuss any matter that the Committee or any of these groups believe should be discussed. The Chair or, in his or her absence, a member designated by the Chair (or, if no such designation has occurred, another member decided on by the remainder of the Committee) shall preside at each Committee meeting.

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

V.	RESPONSIBILITIES AND DUTIES

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Financial Statements and Other Disclosure Documents. Review with management and the external auditors the Company’s financial disclosure documents prior to filing with the SEC or other distribution, including all financial statements and reports filed with the SEC or sent to stockholders, and the results of the external auditors’ audit of the financial statements. In connection with this review, the Committee will also review and discuss with the external auditors and management the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Forms 10-K and 10-Q. Following the satisfactory completion of each year-end review, the Committee shall recommend to the Board whether or not the audited financial statements should be included in Rovi’s filing on Form 10-K. Specific responsibilities are listed below.

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Review significant accounting and reporting developments and understand their impact on the financial statements and other disclosure documents including: 1) complex or unusual transactions and highly judgmental areas; 2) major issues regarding accounting principles and financial statement presentation matters including significant changes in the Company’s methods of accounting or selection or application of accounting principles; and, 3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

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Review analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of effects of alternative GAAP methods on the financial statements.

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Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the external auditors’ activities or on access to requested information, and any significant disagreements with management.

•	Review the annual audited and quarterly financial statements with management and the external auditors.

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Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of the system of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s system of internal controls.

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Discuss earnings press releases (particularly use of non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Committee does not need to discuss each release in advance.

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

2. Internal Control Systems. In consultation with management, and the external auditors, the Committee shall consider the effectiveness and integrity of the Company’s financial reporting process and internal controls, including information technology security and control, to ensure reliability of the financial reporting and compliance with applicable codes of conduct, laws and regulations.

The Committee shall consider the scope of internal and external auditors’ review of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

3. Internal Audit. The Committee shall review the performance, and determine the scope, roles and responsibilities, of the Company’s internal audit function, including:

•	Assessment of resource requirements (internal, external and/or combined).

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Review with management and the director of internal audit (chief audit executive) any Internal Audit Charter, audit plans, activities, staffing and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•	Review any significant reports to management prepared by the internal audit department.

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Review the effectiveness of the internal audit function annually as part of the year-end external audit and reporting process, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

•	On a regular basis, meet separately with the chief internal audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately.

4. External Audit. The Committee’s responsibilities regarding the Company’s external auditors shall include:

•	Appoint, or recommend to the Company’s stockholders for appointment, the public accounting firm employed by the Company to conduct the annual audit.

•	Approve audit fees to be paid to the Company’s external auditors.

•	Review and approve the external auditors’ proposed plan of audit, including scope, staffing and approach, and coordination as appropriate with the internal audit function.

•	Review and evaluate the qualifications, performance and continuing independence of the external auditors. In performing this review and evaluation, the Committee will:

1)

At least annually, obtain and review a formal written report by the external auditors describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 (to assess the auditor’s independence).

2)	Discuss with the external auditors any disclosed relationships or services that may impact the objectivity or independence of the external auditors and take appropriate steps to satisfy itself of the external auditors’ independence.

3)	Take into account the opinions of management and internal audit of the Company.

4)	Review and evaluate the lead partner of the external auditors.

5)	Present the Committee’s conclusions with respect to the external auditors to the full Board.

•	Review and revise as necessary, the Company’s Audit Related and Non-Audit Services Pre-Approval Policies and Procedures, attached hereto as Exhibit A.

•	Pre-approve all audit related and permitted non-audit services performed by the Company’s external audit firm.

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Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself. Present conclusions to the full Board.

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Set a clear hiring policy for employees or former employees of the external auditors. That policy currently is as follows: The Company shall not hire as the Company’s chief executive officer, chief financial officer, controller or chief audit executive, or in any other equivalent position within the Company, any former employees of the external auditors from any office providing assurance services to the Company until 12 months have elapsed after cessation of employment with the external auditors.

•	Review written communications between management and the external auditor relating to disagreements on accounting treatment of material items and other material matters relating to the audit.

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On a regular basis, meet with the external auditors to discuss any matters the Committee or external auditors believe should be discussed, either with management present or privately, including matters required to be communicated to audit committees in accordance with AICPA SAS 61, as may be modified or supplemented.

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Discuss with the external auditors the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

underlying estimates, and other significant decisions made by management in preparing the financial disclosures.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

5. Compliance. The Committee’s responsibilities regarding the Company’s compliance obligations shall include:

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Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

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Establish and monitor procedures for: 1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and 2) the confidential, anonymous submission by employees of the Company regarding questionable accounting and auditing matters.

•	Review the findings of any examinations by regulatory agencies and any auditor observations.

•	Review and discuss any certifications provided by officers of the Company pursuant to SEC or NASDAQ rules or other legal requirements.

•	Review the processes for communicating the code of conduct and ethics to Company personnel and for monitoring compliance with the policy.

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Obtain regular updates from management and Company legal counsel regarding legal and compliance matters that could have a significant impact on the financial statements. On at least an annual basis, review with the Company’s legal counsel, any such matters and any inquiries received from the regulators or governmental agencies.

6. Reporting Responsibilities. The Committee’s reporting responsibilities shall include:

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Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditors and the performance of the internal audit function.

•	Provide an open avenue of communication among internal audit, management, the external auditors and the Board.

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Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement and should include a description of the Committee’s composition, responsibilities and how they were discharged, and any other information required by rule.

ROVI CORPORATION	AUDIT COMMITTEE CHARTER

•	Review any other reports the Company issues that relate to the Committee’s responsibilities.

7. Other Responsibilities. Other responsibilities of the Committee include

•	Adequacy of Personnel. Periodically review the adequacy of the Company’s accounting, financial and auditing personnel resources.

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Risk Management. Review and evaluate risk assessment and risk management policies in light of business strategy, capital strength, and overall risk tolerance. On a periodic basis, the Committee also shall evaluate the Company’s investments and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

•	Related Party transactions. Approve all material related party transactions entered into by the Company.

•	Tax Policies. Periodically review the Company’s tax policies and pending audits or assessments.

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Charter. Periodically review and assess the adequacy of this Charter, submit any proposed amendments thereto to the Board for approval, and make the Charter publicly available in accordance with applicable SEC rules.

•	Institute and oversee special investigations as needed and, where appropriate, engage outside advisors to assist.

•	Review the performance of the Committee through self-assessment and assessment by the Board.

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Perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and NASDAQ, and perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

EXHIBIT A

ROVI CORPORATION

AUDIT RELATED AND NON-AUDIT SERVICES

PRE-APPROVAL POLICIES AND PROCEDURES

As approved by the Audit Committee on February 10, 2010

The Audit Committee has the authority to appoint, or recommend to the stockholders of Rovi Corporation (the “Company”) for appointment, the public accounting firm employed by the Company to conduct the annual audit. The policies and procedures with respect to engaging the Company’s independent external auditor to render additional services, either audit related or non-audit services, are as follows, subject to amendment from time to time by the Audit Committee:

I.	PRE-APPROVAL OF AUDIT RELATED AND NON-AUDIT SERVICES

Any audit related and non-audit services performed by the Company’s independent external auditor must be approved by the Audit Committee.

II.	NON-AUDIT SERVICES CONSIDERATIONS WHEN PROPOSED TO BE PERFORMED BY THE COMPANY’S EXTERNAL AUDITOR

A. General Policy

In determining whether to approve non-audit services to be performed by the independent registered public accounting firm that performs the audit of the Company’s financial statement, the overall policy to be considered is to maintain the outside auditor’s independence, which independence will be compromised if any non-audit service infringes on the following three basic principles: (1) an outside auditor cannot function in the role of management, (2) an outside auditor cannot audit his or her own work, (3) an outside auditor cannot serve in an advocacy role for the Company.

B. Permitted Services

The following specific services may be provided by the Company’s outside auditor, subject to the pre-approval process contained herein:

(1)	Tax Services. Company compliance and assistance with tax-related due diligence is allowed. Representing the Company before a tax court, however, may impair the outside auditor’s independence and so is subject to pre-approval by the entire Audit Committee. In addition, the entire Audit Committee must also pre-approve any transaction identified or recommended by the outside auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

(2)	Expert Services Related to the Audit. The outside auditor may be engaged to assist the Audit Committee to fulfill its responsibilities to conduct its own investigation of a potential accounting impropriety. The outside auditor may also perform internal investigations or fact-finding engagements including forensic or other fact-finding work that results in the issuance of a report to the Company. Performing such procedures is consistent with the role of the outside auditor and can improve audit quality. In addition, in any litigation or regulatory or administrative proceeding or investigation, the outside auditor may provide factual accounts, including testimony, of work performed or explaining the positions taken or conclusions reached during the performance of any service provided by the outside auditor for the Company.

(3)	Acquisition Due Diligence. The outside auditor may be engaged to assist the Company in gathering and reviewing documents and financial information relating to entities and assets that the Company is considering for acquisition or investment. The outside auditor’s services may include forensic or other fact-finding work and may result in the issuance of a report to the Company. However, the outside auditor should not be engaged to provide any opinion on valuation of the acquisition or fairness of the transaction or any other expert opinion relating to the transaction.

(4)	Services Not Prohibited. Any services not expressly prohibited below may be provided by the Company’s outside auditor if the Audit Committee determines that such services will not conflict with any of the three basic principles of independence referenced above.

C. Prohibited Services

Unless otherwise provided herein, the accounting firm that performs an audit of the Company’s financial statements may not be approved to provide any of the following services:

(1)	Bookkeeping. Bookkeeping or other services related to the accounting records or financial statements of the Company, including maintaining or preparing the Company’s records, or preparing or originating source data underlying the Company’s financial statements. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (1) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

(2)

Financial Information Systems Design and Implementation. Financial information systems design and implementation, including directly or indirectly operating or supervising the operation of, the Company’s information system or managing the Company’s local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (2) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (2) include working on hardware or software systems’ unrelated to the Company’s financial statements or accounting records. Additionally, the outside auditor may evaluate the internal controls of a system as it is being designed, implemented or operated either as part of an audit or attest service and making recommendations to management. Likewise, the outside auditor may make recommendations on internal control matters to management or other service provides in conjunction with the design and installation of a system by another service provider.

(3)	Appraisal or Valuation Services, Fairness Opinions, or Contribution-in-Kind Reports. Any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (3) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (3) include providing these services for non-financial reporting purposes (e.g., transfer pricing studies, cost segregations studies and other tax-only valuations). In addition, the outside auditor may utilize its own valuation specialist to review the work performed by the Company or a specialist employed by the Company, provided the Company or the specialist employed by the Company provides the technical expertise that the Company uses in determining the amounts recorded in the financial statements.

(4)	Actuarial Services. Actuarial services, including any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company, other than assisting the Company in understanding the methods, model, assumptions, and inputs used in computing an amount. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (4) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (4) include advising on the appropriate actuarial methods and assumptions to be used. (It is not, however, appropriate for the outside auditor to provide the actuarial valuations). The outside auditor may also utilize its own actuaries to assist in conducting the audit so long as the Company uses its own actuaries or third-party actuaries to provide management with actuarial capabilities.

(5)	Internal Audit Outsourcing Services. Internal audit outsourcing services, including any internal audit service that has been outsourced by the Company that relates to the Company’s internal accounting controls, financial systems or financial statements for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (5) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph include (5) include the outside auditor providing attest services to the Company related to internal controls, and making recommendations or improvements in connection with the outside audit. These do not constitute an internal audit outsourcing engagement.

(6)	Management Functions. Management functions, including acting, temporarily or permanently, as a directors, officer, or employee of the Company or performing any decision-making, supervisory or ongoing monitoring function for the Company.

(7)	Human Resources. Human resource services, including searching for or seeking out prospective candidates for managerial, executive, or director positions, engaging in psychological testing or other formal testing or evaluation programs, undertaking reference checks of prospective candidates for an executive or director position, acting as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment, or recommending or advising the Company to hire, a specific candidate for a specific job.

Examples of items that are not considered “prohibited services” under this paragraph (7) include interviewing job candidates and advising the Company on the candidates’ competence for financial accounting, administrative or control positions.

(8)	Broker or Dealer. Broker or dealer, investment adviser, or investment banking services, including acting as a broker-dealer (registered or unregistered), promoter or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company’s investments, executing a transaction to buy or sell an investment of the Company, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

(9)	Legal Services. Legal services, including providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

(10)	Expert Services Unrelated to the Audit. Expert services unrelated to the audit, including providing an expert opinion or other expert service for the Company or the Company’s legal representative for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

III.	CORRECTIVE POST-APPROVAL OF DE MINIMIS ITEMS

The Audit Committee must pre-approve, except as provided below, all audit related services and non-audit services. However, for de minimis audit related or permitted non-audit services, the Audit Committee may approve such services after the fact if the following conditions are met:

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The aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to its accountant during the fiscal year in which the services are provided;

•	Such services were not recognized by the Company at the time of engagement as being audit related or non-audit services; and

•	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the annual audit.